Exhibit 3.2

BYLAWS

OF

KAMAN CORPORATION

a Connecticut corporation

TABLE OF CONTENTS

ARTICLE I	General	1
ARTICLE II	Principal Office	1
ARTICLE III	Shareholders	1
Section 1.	Place of Meeting	1
Section 2.	Annual Meeting	1
Section 3.	Special Meetings	1
Section 4.	Notice of Meetings	1
Section 5.	Quorum	2
Section 6.	Action; Vote Required	2
Section 7.	Shareholders’ Action Without Meeting	2
ARTICLE IV	Board of Directors	2
Section 1.	Power of Board	2
Section 2.	Number, Election and Term of Office	2
Section 3.	Removal of Directors; Resignation	3
Section 4.	Vacancies	3
ARTICLE V	Meetings of Board of Directors	3
Section 1.	Annual Meetings	3
Section 2.	Regular Meetings	3
Section 3.	Special Meetings	3
Section 4.	Notice	3
Section 5.	Quorum; Vote	3
Section 6.	Director Participation in Meetings by Telephone	4
Section 7.	Directors’ Action Without Meeting	4
ARTICLE VI	Committees	4
Section 1.	Creation	4
Section 2.	Power to Act	4
ARTICLE VII	Officers	4
Section 1.	Officers; Eligibility	4

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Section 2.	Term of Office and Removal	4
Section 3.	Chairman	5
Section 4.	Chief Executive Officer	5
Section 5.	President	5
Section 6.	Vice President	5
Section 7.	Secretary	5
Section 8.	Chief Financial Officer	5
Section 9.	Resignation	5
ARTICLE VIII	Share Certificates; Seal	6
Section 1.	Share Certificates	6
Section 2.	Transfer of Shares	6
Section 3.	Seal	6
ARTICLE IX	Amendments	6

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BYLAWS
OF

KAMAN CORPORATION

(a Connecticut corporation)

ARTICLE I

General

These Bylaws are intended to supplement and implement applicable provisions of law and of the Certificate of Incorporation (the “Certificate of Incorporation”) with respect to the regulation of the affairs of Kaman Corporation (the “Corporation”), a Connecticut corporation formed pursuant to the Connecticut Business Corporation Act, as amended from time to time (the “Act”).

ARTICLE II

Principal Office

The principal office of the Corporation shall be located within or without the State of Connecticut, at such place as the Board of Directors shall from time to time designate.

ARTICLE III

Shareholders

Section 1.          Place of Meeting:  Shareholders’ meetings shall be held at the principal office of the Corporation or at such other place, either within or without the State of Connecticut, as shall be designated in the notice of meeting.

Section 2.          Annual Meeting:  Unless directors are elected by written consent in lieu of an Annual Meeting as permitted by Section 33-698 of the Act, the Annual Meeting of the shareholders shall be held at such date and time as shall be stated in the notice of the meeting.  At such meeting, the shareholders shall elect the Board of Directors for the ensuing year and shall transact such other business as shall properly come before them.

Section 3.          Special Meetings:  Special meetings may be called at any time by the Chief Executive Officer, the President or the Board of Directors and shall be called by the Chief Executive Officer or the President upon written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting.

Section 4.          Notice of Meetings:  Written notice of the date, time and place of each Annual and Special Meeting shall be mailed or delivered, no fewer than ten (10) nor more than sixty (60) days before the meeting date, to each shareholder entitled to vote at such meeting at his or her residence or usual place of business as shown on the records of the Corporation, provided that any one or more of such shareholders, as to himself, herself or themselves, may waive such notice in writing or by attendance without protest at such meeting.  Notice of a Special Meeting shall contain a description of the purpose or purposes for such meeting.

Section 5.          Quorum:  The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the shareholders.  If a quorum be not present at such meeting, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them.  Except as may be required by law, notice need not be given of the new date, time or place of the meeting if the new date, time or place is announced at the meeting before adjournment.

Section 6.          Action; Vote Required:  Unless otherwise provided in the certificate of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the certificate of incorporation or the provisions of the Act require a greater number of affirmative votes.

Section 7.          Shareholders’ Action Without Meeting:  Any action which, under any provision of the Act, may be taken at a meeting of shareholders, may be taken without such a meeting if consent in writing, setting forth the action so taken or to be taken, is signed severally or collectively by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.  The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the shareholders.

ARTICLE IV

Board of Directors

Section 1.          Power of Board:  All corporate powers shall be exercised by or under the authority of, and the activities, properties and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.

Section 2.          Number, Election and Term of Office:  A Board of Directors of not less than one (1) nor more than eleven (11) directors shall be elected by the shareholders entitled to vote at each Annual Meeting of shareholders.  The number of positions on the Board of Directors shall be the number fixed by resolution of the shareholders, or, in the absence of such resolution, shall be the number of directors elected at the preceding Annual Meeting of shareholders.  The number of positions on the Board of Directors for any year, as fixed in accordance with the foregoing (hereinafter referred to as the “number of directorships”) may be increased or decreased at any time as provided by law.  If the shareholders fail to elect Directors at an Annual Meeting, or if the Corporation fails to hold its Annual Meeting, then the Directors in office shall remain in office until their successors are chosen.

Section 3.          Removal of Directors; Resignation:  Any director may be removed from office at any time, with or without cause, by vote of the holders of not less than a majority of the issued and outstanding shares entitled to vote, at any meeting of shareholders called for that purpose.  Any director may resign at any time by delivering written notice to the Board of Directors, its chairman or to the Corporation.  Such resignation shall take effect when such notice is delivered unless the notice specifies a later effective date.

Section 4.          Vacancies:  Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by action of shareholders.  Vacancies occurring by reason other than by increase in the number of directorships may be filled for the unexpired term either by action of the shareholders or by the vote of a majority of the directors remaining in office, even though such remaining directors may be less than a majority of the number of directorships.

ARTICLE V

Meetings of Board of Directors

Section 1.          Annual Meetings:  A regular meeting of the Board of Directors shall be held without notice immediately after the Annual Meeting of shareholders if such Annual Meeting is held, or as soon thereafter as convenient.  At such meeting the Board of Directors shall choose and appoint the officers of the Corporation who shall hold their offices, subject to prior removal by the Board of Directors, until the next annual meeting or until their successors are chosen and qualify.

Section 2.          Regular Meetings:  All other regular meetings of the Board of Directors may be held without notice at such date, time and place as the Board of Directors may determine and fix by resolution.

Section 3.          Special Meetings:  Special meetings of the Board of Directors may be held upon call of the Chief Executive Officer, the President, or upon call of any one or more directors.

Section 4.          Notice:  Written or oral notice of the date, time and place of all special meetings of the Board of Directors shall be given to each director personally or mailed to his or her residence or usual place of business at least two (2) days prior to the date of the meeting, provided that any one (1) or more Directors, as to himself, herself or themselves, may waive such notice in writing or by attendance without protest at such meeting.  The notice need not describe the purpose of the special meeting unless required by the certificate of incorporation or Bylaws.

Section 5.          Quorum; Vote:  Directors holding a majority of the number of directorships shall constitute a quorum.  Except as otherwise provided by law or these Bylaws, all questions shall be decided by a vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present.

Section 6.          Director Participation in Meetings by Telephone:  Any one or more director(s) may participate in any meeting of the Board of Directors by means of conference telephone or other communications equipment enabling all directors participating in the meeting simultaneously to hear one another during such meeting, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 7.          Directors’ Action Without Meeting:  If all the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board of Directors.  The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the Board of Directors.

ARTICLE VI

Committees

Section 1.          Creation:  The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each committee shall have two or more directors, who serve at the pleasure of the Board of Directors.  To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except to the extent limited by law or the Certificate of Incorporation.

Section 2.          Power to Act:  A majority of any committee shall have the power to act.  Committees shall keep full records of their proceedings and shall report the same to the Board of Directors.

ARTICLE VII

Officers

Section 1.          Officers; Eligibility:  The Board of Directors may appoint a Chairman, Chief Executive Officer, President, Secretary, Chief Financial Officer, and may appoint one or more Vice Presidents or such other officers as may be determined from time to time by the Board of Directors.  The same individual may simultaneously hold more than one office.  Any officer may serve simultaneously as a director of the Corporation.

Section 2.          Term of Office and Removal:  Each officer shall hold office for the term for which he or she is appointed and until his or her successor has been appointed and qualified.  All officers shall be appointed at the annual meeting of the Board of Directors.  Any officer may be removed by the Board of Directors at any time, with or without cause.  Election or appointment of an officer shall not of itself create any contract rights in the officer or the Corporation.

Section 3.          Chairman:  The Chairman, if any, or in his or her absence, the President, or in his absence, a director or officer of the Corporation appointed by the Board of Directors, shall preside at all meetings of the Board of Directors and shareholders.

Section 4.          Chief Executive Officer: The Chief Executive Officer shall have general control and management of the Corporation’s business and affairs, subject to the direction of the Board of Directors and shall perform such other duties as are properly required of him or her by the Board of Directors.

Section 5.          President:  The President shall perform all duties incident to the office of the President and shall have full authority and responsibility for the operation of the business of the corporation, subject to the direction of the Board of Directors and the Chief Executive Officer.

Section 6.          Vice President:  In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice President shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 7.          Secretary:  The Secretary shall keep the minutes of the meetings of shareholders and the Board of Directors and shall give notice of all such meetings as required by law and these Bylaws.  The Secretary shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.  The Secretary shall authenticate records of the Corporation.  The Assistant Secretary, if any, shall fulfill the foregoing functions in the absence of the Secretary or at his or her  direction.

Section 8.          Chief Financial Officer:  The Chief Financial Officer shall keep the fiscal accounts of the Corporation, including an account of all moneys received or disbursed.  The Assistant Chief Financial Officer, if any, shall fulfill the foregoing function in the absence of the Chief Financial Officer or at his direction.

Section 9.          Resignation:  Any officer may resign at any time by delivering written notice to the Corporation.  Unless the written notice specifies a later effective date, the resignation shall be effective when the notice is delivered to the Corporation.

ARTICLE VIII

Share Certificates; Seal

Section 1.          Share Certificates:  Share certificates shall be in a form adopted by the Board of Directors and shall be signed, either manually or in facsimile, by any two officers from among the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary and the Assistant Chief Financial Officer and Assistant Secretary, if any.  Such certificates may bear the seal of the Corporation, the name of the person to whom issued, and the number of such shares which such certificate represents.  The consideration for which the shares were issued and the date of issue shall be entered on the Corporation’s books.

Section 2.          Transfer of Shares:  Shares shall be transferred only on the books of the Corporation by the holder thereof in person or by his or her attorney.

Section 3.          Seal:  The corporate seal shall consist of a circular disc with the name of the Corporation and the words “Connecticut” and “Seal” thereon.

ARTICLE IX

Amendments

These Bylaws may be altered, amended, added to, or repealed by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or, unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeat that bylaw, by an affirmative vote of directors holding a majority of the number of directorships.  Any notice of a meeting of shareholders or of the Board of Directors at which these Bylaws are proposed to be altered, amended, added to, or repealed shall include notice of such proposed action.